UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2009

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 21, 2009, Andrea Jung, Chairman and Chief Executive Officer of Avon Products, Inc. (the “Company”), established a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policy governing securities transactions by directors, executive officers and other employees.

Ms. Jung has employee stock options covering 1,486,026 shares of the Company’s common stock that expire over the next several years, which were granted to Ms. Jung, as Chief Executive Officer, in 2001, 2002 and 2003. The 10b5-1 trading plan provides for an independent broker to exercise these stock options and sell the underlying shares in advance of the expiration dates, beginning in November 2009 until the plan expires in February 2011. The plan specifies a written formula for determining the number of options to be exercised and the underlying shares of common stock to be sold at specified times depending on the price of the Company’s common stock.

The transactions under this plan will be disclosed in Form 4 and Form 144 filings with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kim K.W. Rucker
Kim K. W. Rucker
Senior Vice President, General Counsel and Corporate Secretary

Date: August 27, 2009

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